CellCyte Genetics Corporation Settles With the SEC
Tuesday November 8, 2009 9:00 am ET Bellevue, Wash., Sep. 8 /PRNewswire-FirstCall/ --

CellCyte Genetics Corporation (OTC Bulletin Board: CCYG - News) announced today that the US Securities and Exchange Commission has formally approved the previously announced Consent Decree, in which CellCyte Genetics Corporation neither admits nor denies any wrongdoing in connection with the SEC’s Complaint filed with the court on September 8, 2009.   CellCyte was neither fined nor subject to any other financial penalties in the final resolution of the dispute.  With the final resolution of the SEC Complaint now in place, the Company is relieved of the cost and distraction of the dispute which began with an SEC informal inquiry in January 2008, and can now devote its attention and resources to the restoration of shareholder value.

In other actions related to the SEC Complaint, CellCyte also disclosed in a Form 8-K filed with the SEC today that the Company has accepted the resignations of Gary Reys and Ron Berninger from their respective positions as officers and directors of the Company.  CellCyte has determined that neither Reys nor Berninger ever sold any of their CellCyte shares.

In July 2008, CellCyte received previously withheld data related to the compound technology (U.S. Patent No. 7,282,222) licensed in 2005 from the US Veterans Administration.   After extensive analysis of this newly supplied data, CellCyte’s scientists determined that the VA’s original representations were rendered inconclusive by the belatedly-supplied data.   In August 2008, CellCyte disclosed this assessment in an SEC Form 8-K filing and press release, and announced that because of the extensive additional research required to duplicate the VA’s flawed work, and the ongoing cost and distraction of the litigation triggered by the SEC investigation, the Company elected to suspend all work in its compound division relating to the VA patent, and correspondingly wrote off all of the division’s intangible assets.   Cellcyte is currently working on its patented cell expansion and maintenance device technology, which is unrelated to the VA-supplied technology referenced in the SEC allegations.

Remaining litigation pending:

The Constructive Discharge suit brought by a former employee in October 2007 is inactive pending a motion by the plaintiff requesting that the court reconsider the prior disqualification of plaintiff’s attorney.  The disqualification was ordered by the court because the same attorney that represents the Constructive Discharge plaintiff also concurrently represents Brent Pierce (referred to as the “stock promoter” in the SEC Complaint) as a Securities Class Action co-defendant.   The Constructive Discharge plaintiff, who resigned from CellCyte in October 2007, brought an SEC Whistleblower action against CellCyte in December of 2007, that, upon announcement of the SEC informal inquiry in January 2008, was followed by a steep and sustained decline in CellCyte’s share price.

Lastly, CellCyte has entered a motion to dismiss the Securities Class Action and has agreed to stay its motion while plaintiff’s and co-defendant CellCyte’s respective representatives discuss alternative courses of resolution.

About CellCyte Genetics

CellCyte Genetics Corporation, a Nevada corporation which operates in Washington State, is a development stage biotechnology company engaged in the principle business of commercialization of cell expansion and maintenance products, services and related technologies (one of the Company’s two original divisions).   The Company has continued research and development efforts of its cell expansion and maintenance technology to the extent that available resources have permitted, and anticipates an announcement of its Interim Operating Plan following the now-resolved SEC Complaint and resolution of related litigation.  Under this Plan, CellCyte intends to continue the development of this technology, and pursue the identification and commercialization of related products and technologies.

    For further information see: www.cellcyte.com, or contact James Parsons, General Counsel at jparsons@pblaw.biz

    Symbol: OTCBB - CCYG; Frankfurt/Berlin Symbol - LK6 WKN. No.: A0MLCV.

Safe Harbor Statement

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS", AS THAT TERM IS DEFINED IN SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STATEMENTS IN THIS NEWS RELEASE, WHICH ARE NOT PURELY HISTORICAL, ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE. EXCEPT FOR THE HISTORICAL INFORMATION PRESENTED HEREIN, MATTERS DISCUSSED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS THAT ARE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE SUCH WORDS AS "ESTIMATE," "ANTICIPATE," "BELIEVE," "PLAN" OR "EXPECT" OR SIMILAR STATEMENTS ARE FORWARD- LOOKING STATEMENTS. RISKS AND UNCERTAINTIES FOR THE COMPANY INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS ASSOCIATED WITH THE CLOSING OF THE CLOSING OF THE SHARE EXCHANGE AGREEMENT AND THE DEVELOPMENT AND FUNDING OF THE COMPANY CONSEQUENT THEREON, AS WELL AS THE RISKS SHOWN IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-KSB AND ON FORM 10-QSB AND FROM TIME-TO-TIME IN OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE COMPANY. OTHER RISKS INCLUDE RISKS ASSOCIATED WITH THE REGULATORY APPROVAL PROCESS, COMPETITIVE COMPANIES, FUTURE CAPITAL REQUIREMENTS AND THE COMPANY'S ABILITY AND LEVEL OF SUPPORT FOR ITS RESEARCH AND DEVELOPMENT ACTIVITIES. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S DEVELOPMENT EFFORTS WILL SUCCEED AND THE COMPANY WILL ULTIMATELY ACHIEVE COMMERCIAL SUCCESS.

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